EXHIBIT 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Xechem International, Inc. (the "Company") on Form 10-QSB for the quarterly period ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ramesh C. Pandey, Ph.D., acting in the capacity as the Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of my knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 13, 2004

/s/ Ramesh C. Pandey Ph. D.
---------------------------

Name:  Ramesh C. Pandey Ph. D.
       ------------------------------

Title: Chief Executive Officer and Chief Financial Officer

This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.